April 30, 2013


Chapman and Cutler LLP
111 West Monroe Street
Chicago, Illinois 60603

First Trust Energy Income and Growth Fund
187 Danbury Road
Wilton, Connecticut 06897


       RE: First Trust Energy Income and Growth Fund


Ladies and Gentlemen:

      We have acted as special Massachusetts counsel to First Trust Energy Income and Growth Fund, a Massachusetts business trust (the "Fund"), in connection with the Fund's Post-Effective Amendment No. 1 to its Registration Statement on Form N-2 to be filed with the Securities and Exchange Commission (the "Commission") on or about April 30, 2013 (the "Amendment") and the supplement, dated April 30, 2013 (the "Supplement") to the base prospectus dated April 23, 2013 (the "Base Prospectus"), each to be filed with the Commission under Rule 497 under the Securities Act of 1933, as amended (the "1933 Act") on or about April 30, 2013, with respect to 3,220,000 of its common shares of beneficial interest, $.01 par value per share (the "Shares"). You have requested that we deliver this opinion to you, as special counsel to the Fund, for use by you in connection with your opinion to the Fund with respect to the Shares to be filed as an exhibit to the Amendment.

      In connection with the furnishing of this opinion, we have examined the following documents:

      (a) a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Fund;

      (b) copies of the Fund's Declaration of Trust, as filed with the Secretary of the Commonwealth of Massachusetts on March 26, 2004, and the amendments thereto as filed with the Secretary of the Commonwealth of Massachusetts on November 10, 2008, November 10, 2011 and March 13, 2012 (as so amended, the "Declaration");


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First Trust Energy Income and Growth Fund
April 30, 2013
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       (c) a certificate of the Secretary of the Fund, certifying as to, and attaching copies of, the Fund's Declaration, the Fund's By-laws as currently in effect (the "By-laws) and minutes of meetings of the Board of Trustees held on February 20, 2013 and March 10-11, 2013 (the "Resolutions"); and

       (d) printer's proof of the Base Prospectus received on April 25, 2013;

       (e) a printer's proof of the Supplement received on April 26, 2013; and

       (f) a printer's proof of the Amendment received on April 30, 2013.

       In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed that the Supplement, the Base Prospectus and the Amendment, when filed with the Commission, will be in substantially the form of the printer's proofs referenced in subparagraphs (d),
(e) and (f) above We note that the minutes of the meeting of the Trustees held on February 20, 2013, and the resolutions adopted by the Trustees at the meeting held on March 10, 2013, each as attached to the certificate referenced in paragraph (c) above and reviewed by us in connection with rendering this opinion, are in draft form and we have assumed for the purposes of this opinion that such minutes and such resolutions, when incorporated into minutes and/or finalized and approved by the Board of Trustees, will be in substantially the form attached to such certificate. We have further assumed that (a) the number of shares registered pursuant to the Registration Statement does not exceed 40% of the Fund's Shares outstanding as of March 10, 2013 or such lesser amount at may be authorized by the Trust's Executive Committee; (b) the Fund's Declaration and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the authorization of the issuance of the Shares and will be in full force and effect on the date of issuance of such Shares; (c) there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of any Shares; and (d) at the time of delivery of any Shares, all contemplated additional actions shall have been taken.

       We note that the Board of Trustees of the Fund has approved offerings of the Shares in any method permitted by law including in any manner deemed to be "at-the-market," as such term is defined in Rule 415 under the 1933 Act, and we


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First Trust Energy Income and Growth Fund
April 30, 2013
Page 3


have assumed that all offers and sales of the Shares will be made in accordance with such Resolutions and at a price per share that is not less than the then current net asset value per share, exclusive of any distributing commission or discount, which net asset value shall be determined in accordance with Section 23(b) of the Investment Company Act of 1940, as amended.

       This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents. We have further assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. As to our opinion below relating to the valid existence of the Fund, our opinion relies entirely upon and is limited by the certificate referenced in paragraph (a) above.

       This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law which any tribunal may apply. In addition, to the extent that the Fund's Declaration, By-laws or the Resolutions refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Fund, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Fund with such Act and such other laws and regulations. Further, we express no opinion with respect to, and we assume no responsibility for, any offering documentation relating to the Fund, including the Registration Statement, the Amendment thereto, and the Supplement.

       We understand that all of the foregoing assumptions and limitations are acceptable to you.

       Based upon and subject to the foregoing, please be advised that it is our opinion that:

       1. The Fund has been formed and is validly existing under the Fund's Declaration and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."


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First Trust Energy Income and Growth Fund
April 30, 2013
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       2. The Shares, when issued and sold in accordance with terms of the
Declaration and the Resolutions, will be validly issued, fully paid and nonassessable, except that, as set forth in the Base Prospectus, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

       This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to your reliance on this opinion in connection with your opinion to the Fund with respect to the Shares, to the reliance by the Fund on this opinion, to the reference to our name in the Supplement under the heading "Legal Matters" and the Base Prospectus under the heading "Legal Opinions" and to the filing of this opinion as an exhibit to the Amendment. In rendering this opinion and giving this consent, we do not admit that we are "experts" within the meaning of the Securities Act of 1933, as amended.

                                                   Very truly yours,



                                                   /s/ Bingham McCutchen LLP